Form N-SAR,
Sub-Item 77I
Terms of new or amended securities

Nuveen Managed Accounts Portfolios Trust
333-140967
811-22023

On December 27, 2007, under Conformed Submission
485BPOS, accession number, 0001193125-07-271684,
a Form N-1A was filed with
the SEC and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form N-SAR.

This Form contained two new series for Nuveen Managed
 Accounts Portfolios Trust, International Income Managed
 Accounts Portfolio and Enhanced Multi-Strategy Income
 Managed Accounts Portfolio.
See the Prospectus for terms of the securities.